                                                                     Exhibit 4.1
================================================================================





                      GOLDEN SKY SYSTEMS, INC., as Issuer,

                  ARGOS SUPPORT SERVICES COMPANY, as Guarantor,

                         PRIMEWATCH, INC., as Guarantor,


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                          OF MISSOURI, N.A., as Trustee


                              ---------------------


                                    INDENTURE

                            Dated as of July 31, 1998


                              --------------------



                                  $195,000,000


              12 3/8% Senior Subordinated Notes due 2006, Series A 12 3/8% Senior Subordinated Notes due 2006, Series B


================================================================================

Trust Indenture                                               Indenture
    Act Section                                                Section

Section 310(a)(1)........................................       6.09
          (a)(2).........................................       6.09
          (a)(3).........................................       Not Applicable
          (a)(4).........................................       Not Applicable
          (b)............................................       6.08, 6.10
Section 311(a)...........................................       6.07
          (b)............................................       6.07
          (c)............................................       Not Applicable
Section 312(a)...........................................       7.01
          (b)............................................       7.02
          (c)............................................       7.02
Section 313(a)...........................................       7.03
          (b)............................................       7.03
          (c)............................................       7.03
          (d)............................................       7.03
Section 314(a)...........................................       7.04, 10.09
          (b)............................................       Not Applicable
          (c)(1).........................................       1.04, 4.04
          (c)(2).........................................       1.04, 4.04
          (c)(3).........................................       Not Applicable
          (d)............................................       Not Applicable
          (e)............................................       1.04
Section 315(a)...........................................       6.01(a)
          (b)............................................       6.02
          (c)............................................       6.01(b)
          (d)............................................       6.01(c)
          (e)............................................       5.14
Section 316(a)(last sentence)............................       3.14
          (a)(1)(A)......................................       5.12
          (a)(1)(B)......................................       5.13
          (a)(2).........................................       Not Applicable
          (b)............................................       5.08
Section 317(a)(1)........................................       5.03
          (a)(2).........................................       5.04
          (b)............................................       10.03
Section 318(a)...........................................       1.08




Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                            Page

PARTIES........................................................................1

RECITALS.......................................................................1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions...................................................5
Section 1.02.    Other Definitions.............................................5
Section 1.03.    Rules of Construction.........................................5
Section 1.04.    Form of Documents Delivered
                    to Trustee.................................................5
Section 1.05.    Acts of Holders...............................................5
Section 1.06.    Notices, etc., to the Trustee and the Company.................5
Section 1.07.    Notice to Holders; Waiver.....................................5
Section 1.08.    Conflict with Trust Indenture Act.............................5
Section 1.09.    Effect of Headings and Table of
                    Contents...................................................5
Section 1.10.    Successors and Assigns........................................5
Section 1.11.    Separability Clause...........................................5
Section 1.12.    Benefits of Indenture.........................................5
Section 1.13.    GOVERNING LAW.................................................5
Section 1.14.    No Recourse Against Others....................................5
Section 1.15.    Independence of Covenants.....................................5
Section 1.16.    Exhibits......................................................5
Section 1.17.    Counterparts..................................................5
Section 1.18.    Duplicate Originals...........................................5

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 2.01.    Form and Dating...............................................5

                                  ARTICLE THREE

                                 THE SECURITIES

Section 3.01.    Title and Terms...............................................5
Section 3.02.    Registrar and Paying Agent....................................5

                                                                            Page

Section 3.03.    Execution and Authentication..................................5
Section 3.04.    Temporary Securities..........................................5
Section 3.05.    Transfer and Exchange.........................................5
Section 3.06.    Mutilated, Destroyed, Lost and Stolen Securities..............5
Section 3.07.    Payment of Interest; Interest Rights Preserved................5
Section 3.08.    Persons Deemed Owners.........................................5
Section 3.09.    Cancellation..................................................5
Section 3.10.    Computation of Interest.......................................5
Section 3.11.    Legal Holidays................................................5
Section 3.12.    CUSIP Number..................................................5
Section 3.13.    Paying Agent To Hold Money in Trust...........................5
Section 3.14.    Treasury Securities...........................................5
Section 3.15.    Deposits of Monies............................................5
Section 3.16.    Book-Entry Provisions for Global
                    Securities.................................................5
Section 3.17.    Special Transfer Provisions...................................5

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.    Company's Option To Effect Defeasance or Covenant Defeasance..5
Section 4.02.    Defeasance and Discharge......................................5
Section 4.03.    Covenant Defeasance...........................................5
Section 4.04.    Conditions to Defeasance or Covenant Defeasance...............5
Section 4.05.    Deposited Money and Government Securities To Be Held in
                    Trust; Other Miscellaneous Provisions......................5
Section 4.06.    Reinstatement.................................................5

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01.    Events of Default.............................................5
Section 5.02.    Acceleration of Maturity; Rescission and Annulment............5
Section 5.03.    Collection of Indebtedness and Suits for Enforcement
                    by Trustee.................................................5
Section 5.04.    Trustee May File Proofs of Claims.............................5
Section 5.05.    Trustee May Enforce Claims Without Possession of Securities...5
Section 5.06.    Application of Money Collected................................5

                                                                            Page

Section 5.07.    Limitation on Suits...........................................5
Section 5.08.    Unconditional Right of Holders To Receive Principal,
                    Premium and Interest.......................................5
Section 5.09.    Restoration of Rights and Remedies............................5
Section 5.10.    Rights and Remedies Cumulative................................5
Section 5.11.    Delay or Omission Not Waiver..................................5
Section 5.12.    Control by Majority...........................................5
Section 5.13.    Waiver of Past Defaults.......................................5
Section 5.14.    Undertaking for Costs.........................................5
Section 5.15.    Waiver of Stay, Extension or Usury Laws.......................5
Section 5.16.    Unconditional Right of Holders To
                    Institute Certain Suits....................................5

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01.    Certain Duties and Responsibilities...........................5
Section 6.02.    Notice of Defaults............................................5
Section 6.03.    Certain Rights of Trustee.....................................5
Section 6.04.    Trustee Not Responsible for Recitals, Dispositions of
                    Securities or Application of Proceeds Thereof..............5
Section 6.05.    Trustee and Agents May Hold
                    Securities; Collections; Etc...............................5
Section 6.06.    Money Held in Trust...........................................5
Section 6.07.    Compensation and Indemnification of Trustee and Its
                    Prior Claim................................................5
Section 6.08.    Conflicting Interests.........................................5
Section 6.09.    Corporate Trustee Required;
                    Eligibility................................................5
Section 6.10.    Resignation and Removal; Appointment of Successor Trustee.....5
Section 6.11.    Acceptance of Appointment by
                    Successor..................................................5
Section 6.12.    Merger, Conversion, Amalgamation, Consolidation or
                    Succession to Business.....................................5
Section 6.13.    Trustee's Application for Instructions from the Company.......5

                                                                            Page

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.    Preservation of Information; Company To Furnish Trustee
                    Names and Addresses of Holders.............................5
Section 7.02.    Communications of Holders.....................................5
Section 7.03.    Reports by Trustee............................................5

                                  ARTICLE EIGHT

                         CONSOLIDATION, MERGER, SALE OF
                                  ASSETS, ETC.

Section 8.01.    Company May Consolidate, etc., Only on Certain Terms..........5
Section 8.02.    Successor Substituted.........................................5

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.    Supplemental Indentures, Agreements
                    and Waivers Without Consent of Holders.....................5
Section 9.02.    Supplemental Indentures, Agreements and Waivers with
                    Consent of Holders.........................................5
Section 9.03.    Execution of Supplemental Indentures, Agreements and Waivers..5
Section 9.04.    Effect of Supplemental Indentures.............................5
Section 9.05.    Conformity with Trust Indenture Act...........................5
Section 9.06.    Reference in Securities to
                    Supplemental Indentures....................................5
Section 9.07.    Record Date...................................................5
Section 9.08.    Revocation and Effect of Consents.............................5

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01.   Payment of Principal, Premium and
                    Interest...................................................5
Section 10.02.   Maintenance of Office or Agency...............................5
Section 10.03.   Money for Security Payments To Be Held in Trust...............5
Section 10.04.   Corporate Existence...........................................5

                                                                            Page

Section 10.05.   Payment of Taxes and Other Claims.............................5
Section 10.06.   Maintenance of Properties.....................................5
Section 10.07.   Insurance.....................................................5
Section 10.08.   Books and Records.............................................5
Section 10.09.   Reports.......................................................5
Section 10.10.   Change of Control.............................................5
Section 10.11.   Limitation on Additional Indebtedness.........................5
Section 10.12.   Statement by Officers as to Default...........................5
Section 10.13.   Limitation on Liens...........................................5
Section 10.14.   Designation of Unrestricted Subsidiaries......................5
Section 10.15.   Limitation on Restricted Payments.............................5
Section 10.16.   Limitation on Other Senior
                    Subordinated Debt..........................................5
Section 10.17.   Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries..........................5
Section 10.18.   Disposition of Proceeds of Asset Sales........................5
Section 10.19.   Limitation on Issuances and Sales of Preferred Equity
                    Interests by Restricted Subsidiaries.......................5
Section 10.20.   Limitations on Conduct of Business of the Company.............5
Section 10.21.   Limitation on Transactions with
                    Affiliates.................................................5
Section 10.22.   Limitation on Guarantees by and Certain Indebtedness
                    of Restricted Subsidiaries.................................5
Section 10.23.   Compliance Certificates and Opinions..........................5
Section 10.24.   Escrow Account................................................5

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 11.01.   Right of Redemption...........................................5
Section 11.02.   Applicability of Article......................................5
Section 11.03.   Election To Redeem; Notice to Trustee.........................5
Section 11.04.   Selection by Trustee of Securities To Be Redeemed.............5
Section 11.05.   Notice of Redemption..........................................5
Section 11.06.   Deposit of Redemption Price...................................5
Section 11.07.   Securities Payable on Redemption Date.........................5
Section 11.08.   Securities Redeemed or Purchased in Part......................5

                                                                            Page

                                 ARTICLE TWELVE

                           SUBORDINATION OF SECURITIES

Section 12.01.   Securities Subordinate to Senior Indebtedness.................5
Section 12.02.   Payment Over of Proceeds upon Dissolution, etc................5
Section 12.03.   Suspension of Payment When Senior Indebtedness in Default.....5
Section 12.04.   Trustee's Relation to Senior Indebtedness.....................5
Section 12.05.   Subrogation to Rights of Holders of Senior Indebtedness.......5
Section 12.06.   Provisions Solely To Define Relative Rights...................5
Section 12.07.   Trustee To Effectuate Subordination...........................5
Section 12.08.   No Waiver of Subordination Provisions.........................5
Section 12.09.   Notice to Trustee.............................................5
Section 12.10.   Reliance on Judicial Order or Certificate of
                    Liquidating Agent..........................................5
Section 12.11.   Rights of Trustee as a Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights...........................5
Section 12.12.   Article Applicable to Paying Agents...........................5
Section 12.13.   No Suspension of Remedies.....................................5

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

Section 13.01.   Satisfaction and Discharge of
                    Indenture..................................................5
Section 13.02.   Application of Trust Money....................................5

                                ARTICLE FOURTEEN

                             COLLATERAL AND SECURITY

Section 14.01.   Escrow Agreement..............................................5
Section 14.02.   Recording and Opinions........................................5
Section 14.03.   Release of Collateral.........................................5
Section 14.04.   Certificates of the Company...................................5
Section 14.05.   Authorization of Actions To Be Taken by the Trustee Under
                    the Escrow Agreement.......................................5

Section 14.06.   Authorization of Receipt of Funds by the Trustee
                    Under the Escrow Agreement.................................5
Section 14.07.   Termination of Security Interest..............................5

                                 ARTICLE FIFTEEN

                             GUARANTEE OF SECURITIES

Section 15.01.   Unconditional Guarantee.......................................5
Section 15.02.   Execution and Delivery of Guarantee...........................5
Section 15.03.   Additional Guarantor..........................................5
Section 15.04.   Guarantee Obligations Subordinated to Guarantor
                    Senior Indebtedness........................................5
Section 15.05.   Payment over of Proceeds upon
                    Dissolution, etc. of a Guarantor...........................5
Section 15.06.   Suspension of Guarantee Obligations When Guarantor Senior
                    Indebtedness in Default....................................5
Section 15.07.   Release of a Guarantor........................................5
Section 15.08.   Waiver of Subrogation.........................................5
Section 15.09.   Guarantee Provisions Solely To Define Relative Rights.........5
Section 15.10.   Trustee To Effectuate Subordination of Guarantee Obligations..5
Section 15.11.   No Waiver of Guarantee Subordination Provisions...............5
Section 15.12.   Guarantors To Give Notice to Trustee..........................5
Section 15.13.   Reliance on Judicial Order or Certificate of Liquidating
                   Agent Regarding Dissolution, etc. of Guarantors.............5
Section 15.14.   Rights of Trustee as a Holder of
                    Guarantor Senior Indebtedness;
                    Preservation of Trustee's Rights...........................5
Section 15.15.   Article Fifteen Applicable to Paying Agents...................5
Section 15.16.   No Suspension of Remedies.....................................5
Section 15.17.   Trustee's Relation to Guarantor Senior Indebtedness...........5
Section 15.18.   Limitation of Subsidiary Guarantor's Liability................5

Exhibit A-1   -  Form of Initial Security
Exhibit A-2   -  Form of Exchange Security
Exhibit B     -  Form of Legend for Book-Entry Securities
Exhibit C     -  Form of Certificate To Be Delivered in
                    Connection with Transfers to Non-QIB Accredited Investors
Exhibit D     -  Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S
Exhibit E     -  Form of Guarantee

          INDENTURE, dated as of July 31, 1998, between Golden Sky Systems, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, Argos Support Services Company, a corporation incorporated under the laws of Texas, as guarantor, Primewatch, Inc., a corporation incorporated under the laws of North Carolina, as guarantor, and State Street Bank and Trust Company of Missouri, N.A., a national banking association, as trustee (the "Trustee").

                                    RECITALS


          The Company has duly authorized the creation of an issue of 12 3/8% Senior Subordinated Notes due 2006, Series A, and 12 3/8% Senior Subordinated Notes due 2006, Series B, to be issued in exchange for the 12 3/8% Senior Subordinated Notes due 2006, Series A, pursuant to a Registration Rights Agreement (as defined herein), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary have been done to make the Securities (as defined herein), when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Securities, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


          Section 1.01. Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.



          "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Additional Interest" has the meaning provided in the Registration Rights Agreement.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with Article Eight and the creation of any Lien not prohibited by Section 10.13; provided, however, that any transaction consummated in compliance with Article Eight involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and (c) any transaction consummated in compliance with Section 10.15.

          "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

          "Board" means the Board of Directors of the Company.

          "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

          "Board Resolution" means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of Section 10.18 only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition; (ii) time deposits, certificates of deposit or acceptances (with, for purposes of Section 10.18 only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above and entered into with any bank meeting the qualifications specified in clause (ii) above; and (v) money market funds that invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

          "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company are converted into or exchanged for (1) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office; or (d) the approval by stockholders of the Company of any liquidation or dissolution of the Company.

          "Collateral" shall have the meaning ascribed to such term in the Escrow Agreement.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

          "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (d) above) for such period.

          "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 61 Broadway, 18th Floor, Corporate Trust Window, New York, NY 10006.

          "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Company as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

          "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

          "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

          "DBS" means direct broadcast satellite.

          "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and successors.

          "Designated Senior Indebtedness" means (a) any Indebtedness of the Company outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million, if (in the case of Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

          "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who
(i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

          "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

          "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

          "Escrow Account" shall mean an account established in the name of the Escrow Agent and funded by the Company on the Closing Date pursuant to this Indenture.

          "Escrow Agent" means the Trustee (or any duly appointed successor thereto).

          "Escrow Agreement" means the Escrow Agreement dated as of July 31, 1998 between the Company and the Trustee, as trustee and as escrow agent.

          "Escrow Proceeds Offer" has the meaning ascribed to such term in
Section 10.24(b).

          "Escrow Proceeds Offer Purchase Date" has the meaning ascribed to such term in Section 10.24(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means 12 3/8% Senior Subordinated Notes due 2006, Series B (the terms of which are identical to the Initial Securities except that the Exchange Securities shall be registered under the Securities Act and shall not contain the restrictive legend on the face of the form of Initial Securities), issued pursuant to this Indenture.

          "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

          "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board acting in good faith, and shall be evidenced by resolutions of the Board delivered to the Trustee.

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America are pledged.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Guarantors" means Argos Support Services Company, Primewatch, Inc., and any other Restricted Subsidiary that becomes a Guarantor in accordance with this Indenture and Section 10.22.

          "Guarantor Senior Indebtedness" means with respect to any Guarantor,
(i) the Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, Guarantor Senior Indebtedness shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all Obligations (including guarantees thereof) of every nature of such Guarantor under the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Rate Protection Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include
(a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Guarantor, the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an Opinion of Counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Securities or any guarantee thereof; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

          "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. or Hughes Communications Galaxy, Inc., and all other activities relating thereto or arising therefrom.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books, as the context requires.

          "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Company.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

          "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations; (g) every obligation of the type referred to in clauses
(a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and
(h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture, the Securities, the Registration Rights Agreement or the Escrow Agreement to pay principal of, premium, if any, and interest on the Securities when due and payable (including, without limitation, Additional Interest), whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Securities and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof), the Escrow Agent and the Holders of the Securities under this Indenture, the Escrow Agreement and the Securities, according to the terms thereof.

          "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Board, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc, Montgomery Securities LLC.

          "Initial Securities" means the 12 3/8% Senior Subordinated Notes due 2006, Series A, for so long as such securities constitute Restricted Securities.

          "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

          "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

          "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Company of Qualified Equity Interests of the Company in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

          "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

          "Issue Date" means the original issue date of the Securities.

          "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing substantially in investments of the types described in clauses (a) through (d) above.

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

          "Note Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Securities outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Securities outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

          "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

          "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated July 24, 1998 pursuant to which the Initial Securities were offered, and any supplement thereto.

          "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

          "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

          "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or Affiliate shall act as Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

          (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue. Securities may also cease to be outstanding to the extent expressly provided in Article Eight.

          "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.


          "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

          "Permitted Business" means those businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

          "Permitted Holders" any of (i) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners VI, LP, Northwest Venture Partners VI, LP and HarbourVest Partners, LLC and (ii) their respective Affiliates.

          "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Securities and this Indenture and other Indebtedness of the Company, and any guarantee thereof by a Guarantor, so long as the aggregate principal amount of such Indebtedness and of the Notes does not exceed $195.0 million;

          (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

          (c) (1) Indebtedness under the Credit Facility of the Company, and without duplication, any guarantee thereof by a Guarantor, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter); and (2) Indebtedness of the Company, and, without duplication, any guarantee thereof by a Guarantor, incurred to fund Asset Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under this Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million (including any Indebtedness under the Credit Facility that utilizes this clause

     (c)(2)), which amount shall be reduced by any permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter);

          (d) Indebtedness of the Company such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (d) (and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise incurred in compliance with this Indenture) would not exceed 200% of Total Incremental Invested Equity;

          (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or any Restricted Subsidiary) or (ii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (g) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and the Restricted Subsidiaries for such disposition;

          (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of Section 10.11 or clause (a), (b), (c)(2), (i) or (k) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
     (iii) Indebtedness that is pari passu with the Securities or a Guarantee may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities (and supported by a guarantee that is pari passu or subordinate in right of payment with such Guarantee), and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this definition, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clause (b) of this definition may only be refinanced with Indebtedness of the Company;

          (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph
     (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause
     (c) of this definition;

          (j) Indebtedness in the form of Liens permitted under clause (b) of the definition of Permitted Liens; and

          (k) in addition to the items referred to in subparagraphs (a) through
     (j) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (k)) having an aggregate principal amount for the Company and the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

          Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

          "Permitted Investments" means (a) Cash Equivalents; (b) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (c) Investments in the Company by any Restricted Subsidiary; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (f) Interest Rate Protection Obligations; (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.18 not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under Section 10.18); (h) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (i) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (j) Investments in Marketable Securities by the Escrow Agent and held in the Escrow Account; and (k) Permitted Acquisition Deposits.

          "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or
(ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture, (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued) and (d) the principal amount thereof shall not exceed the principal amount and accrued and unpaid interest of the Securities in respect of which such securities are issued.

          "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting front the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 10.11, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business; (1) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests; and (n) Liens on the proceeds of Indebtedness that are pledged (or any Investment made therewith are pledged) to secure payments in respect of such Indebtedness.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and Securities.

          "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Securities.

          "Registered Exchange Offer" means the registration by the Company under the Securities Act of all Exchange Securities pursuant to a registration statement under which the Company offers each Holder of Initial Securities the opportunity to exchange all Initial Securities held by such Holder for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of Initial Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 31, 1998 by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Regular Record Date" means the Regular Record Date specified in the Securities.

          "Regulation S" means Regulation S under the Securities Act.

          "Release Date" shall have the meaning ascribed to such term in the Escrow Agreement.

          "Responsible Officer" means, with respect to the Trustee, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Security" shall have the meaning specified in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether a Security is a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a resolution of the Board delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 10.14. Any such designation may be revoked by a resolution of the Board delivered to the Trustee, subject to the provisions of such covenant.

          "Rule 144A" means Rule 144A under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means, collectively the Initial Securities, the Exchange Securities and the Private Exchange Securities, if any, treated a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securityholder" means the Person in whose name a Security is registered on the Registrar's books, as the context requires.

          "Seller Notes" means any promissory notes issued by the Company to any Person selling any assets or properties to the Company or any Restricted Subsidiary in an Asset Acquisition, including those outstanding on the Issue Date.

          "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under standby letters of credit; and (d) all other Obligations relating to Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (d) if
(I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Securities; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

          "Senior Representative" means the agent under the Credit Facility or other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

          "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in Section 5.01(v),
(vii), (viii), (ix) or (x) has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

          "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

          "Specified Indebtedness" means (i) any Senior Indebtedness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guarantor) that is not subordinated to any other Indebtedness of such Restricted Subsidiary; provided that, to the extent such Indebtedness has been guaranteed, it must have been guaranteed by a Guarantor on a senior basis.

          "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Securities or any Guarantees of such Guarantor, as applicable.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

          "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date of (y) from the issue and sale (other than to a Subsidiary of the Company by the Company) of its Qualified Equity interests after the Issue Date, plus (b) the aggregate net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of the Company) of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (a) of clause
(iii) of the first paragraph under Section 10.15, plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause (c), plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 10.14. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 10.14.

          "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

          Section 1.02. Other Definitions.

                                                       Defined in
        Term                                            Section

        "Act"                                             1.05
        "Affiliate Transaction"                          10.21
        "Agent Member"                                    3.16
        "Change of Control Date"                         10.10
        "Change of Control Offer"                        10.10
        "Change of Control Payment Date"                 10.10
        "Change of Control Purchase Price"               10.10
        "covenant defeasance"                             4.03
        "Defaulted Interest"                              3.07
        "defeasance"                                      4.02
        "Defeased Securities"                             4.01
        "Designation"                                    10.14
        "Designation Amount"                             10.14
        "Global Security"                                 3.03
        "Guarantee"                                      10.22
        "insolvent person"                                4.04
        "Non-Global Purchasers"                           3.03
        "Offer to Purchase"                              10.18
        "Offshore Physical Securities"                    3.03
        "Other Indebtedness"                             10.18
        "Paying Agent"                                    3.02
        "Payment Blockage Period"                        12.03
        "Permitted Debt Reduction"                       10.18
        "Physical Security"                               3.03
        "Security Register"                               3.05
        "Security Registrar"                              3.02
        "Surviving Entity"                                8.01
        "Unutilized Net Cash Proceeds"                   10.18

          Section 1.03. Rules of Construction.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America; and

          (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation."

          Section 1.04. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

          Section 1.05. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          Section 1.06. Notices, etc., to the Trustee and the Company

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at One Metropolitan Square, 39th Floor, 211 North Broadway, St. Louis, MO 63102, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Holders the Company by the Trustee; or

          (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or a Guarantor addressed to it c/o Golden Sky Systems, Inc., 605 West 47th Street, Suite 300, Kansas City, Missouri 64112, Attention:
     Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 1.07. Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 1.08. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 1.09. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.10. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

          Section 1.11. Separability Clause.

          In case any provision in this Indenture or in the Securities issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.12. Benefits of Indenture.

          Nothing in this Indenture or in the Securities or issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.13. GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 1.14. No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

          Section 1.15. Independence of Covenants.

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 1.16. Exhibits.

          All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 1.17. Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 1.18. Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                                   ARTICLE TWO

                                 SECURITY FORMS


          Section 2.01. Form and Dating.

          The Initial Securities and the Exchange Securities and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A-1 and Exhibit A-2, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

          The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE

                                 THE SECURITIES


          Section 3.01. Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $195,000,000 in aggregate principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10,
10.18 or 11.08.

          The final Stated Maturity of the Securities shall be August 1, 2006, and the Securities shall bear interest at the rate of 12 3/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on February 1, 1999 and semi-annually thereafter on February 1 and August 1, in each year, until the principal thereof is paid or duly provided for.

          The Securities shall be redeemable as provided in Article Eleven and as provided in the Securities.

          At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

          Section 3.02. Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Security Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying

Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Securities pursuant to Sections 10.10 and 10.18.

          The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Security Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

          The Company initially appoints the Trustee as the Security Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

          Section 3.03. Execution and Authentication.

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

          Securities bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company many deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

          A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until the Trustee manually signs the certificate of authentication on the Security. The Trustee's signature on such certificate shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in an aggregate principal amount not to exceed $195,000,000, upon receipt of a Company Order. In addition, on or prior to the date of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Exchange Securities (including any Private Exchange Securities which will be in the form of Exhibit A-2 but which shall have the restrictive legend contained in Exhibit

A-1) to be issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $195,000,000 upon receipt of a Company Order of the Company. In each case, the Company Order shall specify the amount of Securities to be authenticated, the names of the persons in which such Securities shall be registered and the date on which such Securities are to be authenticated and direct the Trustee to authenticate such Securities together with an Officer's Certificate certifying that all conditions precedent to the issuance of such Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $195,000,000, except as provided in Section 3.04 hereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

          The certificates representing the Securities will be issued in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. Except as described below, the Securities will be deposited with, or on behalf of, the Depository, and registered in the name of Cede & Co. as the Depository's nominee in the form of a global note certificate substantially in the form of Exhibit A-1 (the "Global Security").

          Securities purchased by or transferred to (i) Institutional Accredited Investors who are not Qualified Institutional Buyers, (ii) except as described below, persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act or (iii) any other persons who are not Qualified Institutional Buyers (collectively, "Non-Global Purchasers") will be issued in registered form without coupons substantially in the form of Exhibit

A-1 (the "U.S. Physical Securities"). Upon the transfer to a Qualified Institutional Buyer of U.S. Physical Securities initially issued to a Non-Global Purchaser, such U.S. Physical Security will be exchanged for an interest in the Global Security or in the Securities in the custody of the Trustee representing the principal amount of Securities being transferred.

          Securities purchased by persons outside the United States pursuant to sales in accordance with Regulation S under the Securities Act will be represented upon issuance by a temporary global note certificate substantially in the form of Exhibit A-1 (the "Offshore Physical Securities" and, together with the U.S. Physical Securities, the "Physical Securities") which will not be exchangeable for U.S. Physical Securities until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act. The Offshore Physical Securities will be registered in the name of, and be held by, an offshore physical security holder (the "Offshore Physical Security Holder") until the expiration of such 40-day period, at which time the Offshore Physical Securities will be delivered to the Trustee in exchange for Securities registered in the names requested by the Offshore Physical Security Holder. In addition, until the expiration of such 40-day period, transfers of interests in the Offshore Physical Securities can only be effected through the Offshore Physical Security Holder in accordance with the requirements of Section 3.17 hereof.

          Section 3.04. Temporary Securities.

          Until definitive Securities are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Securities as conclusively evidenced by the Company's execution of such temporary Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          Section 3.05. Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Securities Register") in which, subject to such reasonable regulations as the Securities Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.

          When Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or exchange for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Securities are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 3.09, 10.10 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security (including expenses of the Trustee charged to the Company) and the Trustee may charge the Company for the Trustee's expenses (including the reasonable fees and expenses of its agents and counsel) in replacing such Security.

          Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 3.07. Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the actual receipt by a Responsible Officer of the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special

     Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 3.08. Persons Deemed Owners.

          Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 3.09. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company.

          Section 3.10. Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 3.11. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 3.12. CUSIP Number.

          The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Securities.

          Section 3.13. Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 3.14. Treasury Securities.

          In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver, consent or notice, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

          Section 3.15. Deposits of Monies.

          Prior to 10:30 a.m. New York City time on each Interest Payment Date, maturity date and Change of Control Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date and Change of Control Payment Date, as the case may be.

          Section 3.16. Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of like tenor of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to subparagraphs (b) or (c) of this Section 3.16 shall, except as otherwise provided by paragraphs
(a)(l)(x) and (c) of Section 3.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          Section 3.17. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any non-U.S. person:

          (1) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is not prior to the date which is two years (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original Issue Date of such Security (or of any Predecessor Security) or the last day on which the Company or any Affiliate of the Company was the owner of such Security or any Predecessor Security or (y) (1) in the case of a transfer to a person purporting to be an Institutional Accredited Investor which is not a QIB (excluding non-U.S. persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a person purporting to be a non-U.S. person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (2) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures;

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of Outstanding Physical Securities) a decrease in the principal amount at maturity of a Global Security in an amount equal to the principal amount at maturity of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and principal amount of authorized denominations.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a person purporting to be a QIB (excluding transfers to non-U.S. persons):

          (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the transfer has been made in compliance with the exemption from registration under the Securities Act provided under Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (2) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on the Security Register the date and an increase in the principal amount at maturity of the Global Security in an amount equal to the principal amount at maturity of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(l)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (d) Other Transfers. If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.17(a) and (b), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, non-U.S. person or Institutional Accredited Investor.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 or this Section 3.17 for a period of two years at which time such letters, notices and other written communications shall be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any time during normal business hours upon the giving of reasonable prior written notice to the Registrar.


                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE


          Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

          Section 4.02. Defeasance and Discharge.

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other Obligations under such Securities and this Indenture insofar as such Securities are concerned (and the

Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's Obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

          Section 4.03. Covenant Defeasance.

          Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.22 and Sections 15.04 through 15.06 and 15.08 through 15.17 and the provisions of Articles Eight, Eleven and Twelve shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

          Section 4.04. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section
4.02 or Section 4.03 to the Defeased Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) U.S. dollars in an amount, or (b) Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities upon redemption or at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities;

          (2) No Default shall have occurred and be continuing on the date of such deposit;

          (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest in violation of Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

          (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

          Section 4.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the proviso of the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section
4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to a Responsible Officer of the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          Section 4.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and Government Securities in accordance with
Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES


          Section 5.01. Events of Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of interest on the Securities issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30-day grace period shall be inapplicable for the first four interest payments due on the Securities); or

          (ii) default in the payment of the principal of or premium, if any, on the Securities when due (including the failure to make a payment to purchase Securities pursuant to a Change of Control Offer or an Escrow Proceeds Offer); or

          (iii) default in the performance, or breach, of any covenant described under Section 10.18 or Article Eight; or

          (iv) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities (in each case, when such notice is deemed received in accordance with this Indenture); or

          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Company or a Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of such acceleration); or

          (vi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable or any Guarantor shall assert or acknowledge in writing the invalidity of its Guarantee.

          (vii) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Company or any of the Company's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired; or

          (viii) the Company or any Significant Restricted Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                         (a) commences a voluntary case or proceeding;

                         (b) consents to the making of a Bankruptcy Order in an
                    involuntary case or proceeding or the commencement of any case against it;

                         (c) consents to the appointment of a Custodian of it or
                    for any substantial part of its property;

                         (d) makes a general assignment for the benefit of its
                    creditors;

                         (e) files an answer or consent seeking reorganization
                    or relief;

                         (f) shall admit in writing its inability to pay its
                    debts generally; or

                         (g) consents to the filing of a petition in bankruptcy;
                    or

          (ix) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

          (x) a Custodian shall be appointed out of court with respect to the Company or any Significant Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Significant Restricted Subsidiary.

          Section 5.02. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default with respect to the Securities (other than an Event of Default with respect to the Company described in clause (viii), (ix) or
(x) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, but subject to the provisions limiting payment described in Section 12.01, will become immediately due and payable; provided, however, that if there are any amounts or commitments outstanding under the Credit Facility, if an

Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (viii), (ix) or (x) of the preceding paragraph), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Securities to the agent under the Credit Facility; provided that such Event of Default is then continuing and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility, but only if such Event of Default is then continuing. If an Event of Default specified in clause (viii), (ix) or (x) of the preceding paragraph with respect to the Company occurs under this Indenture, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

          After a declaration of acceleration, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of principal of, premium, if any, and accrued interest on the Securities that has become due solely as a result of the acceleration thereof, and if the rescission of acceleration would not conflict with any judgment or decree. Past defaults under this Indenture (except a default in the payment of the principal of, premium, if any, or interest on any Security issued thereunder or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of such Securities) may be waived by the Holders of a majority in aggregate principal amount of the outstanding Securities.

          Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if an Event of Default specified in Section 5.01(i), 5.01(ii) or 5.01(iii) (to the extent relating to the payment required by Section 10.18) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, at the expense of the Company, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 5.04. Trustee May File Proofs of Claims.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, including the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture, the Escrow Agreement or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          Section 5.06. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article, including such amounts held pursuant to the Escrow Agreement, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First: to the Trustee for amounts due under Section 6.07;

               Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

               Third: to Holders for principal and premium, if any, amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium, if any; and

               Fourth: the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 5.06.

          Section 5.07. Limitation on Suits.

          No Holder of any Security will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Securities under this Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the Holders of a majority in aggregate principal amount of outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days. However, such limitations do not apply to a suit instituted by a holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

          During the existence of an Event of Default under this Indenture, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee security or indemnity satisfactory to it. Subject to certain provisions of this Indenture concerning the rights of the Trustee, the Holders of a majority in aggregate principal amount of the applicable issue of outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture, or exercising any trust, or power conferred on the Trustee.

          It is understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of an